                                                                    EXHIBIT 99.3

                     STATEMENT OF CHIEF FINANCIAL OFFICER OF
                              BGF INDUSTRIES, INC.

     In connection with the Quarterly Report of BGF Industries, Inc. (the "Company") on Form 10-Q for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Philippe R. Dorier, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

     1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Philippe R. Dorier
--------------------------
Philippe R. Dorier
Chief Financial Officer
March 28, 2003